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                                                                   Exhibit 23.01

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

The Board of Directors
Travelers Group Inc.:

We consent to the incorporation by reference in the Registration Statements on:

o     Form S-3    Nos. 33-49280, 33-55542, 33-56940, 33-68760, 33-51101,
                  33-52281, 33-54093, 33-62903, 33-63663, 333-048O9, 333-12439
                  and 333-27155;

o     Form S-8    Nos. 33-32130, 33-43997, 33-59524, 33-37399, 33-28110,
                  33-43883, 33-21099, 33-29711, 33-47437, 33-39025, 33-40469,
                  33-38109, 33-50206, 33-51353, 33-39985, 33-51769, 33-51783,
                  33-52027, 33-52029, 33-64985, 333-02809, 333-02811, 333-12697
                  and 333-25603; and

o     Form S-4    Nos. 33-37089, 33-25532, 33-51201 and 333-38647

of Travelers Group Inc. of our report dated November 28, 1997, with respect to the supplemental consolidated statement of financial position of Travelers Group Inc. and subsidiaries as of December 31, 1996 and 1995, and the related supplemental consolidated statements of income, changes in stockholders' equity and cash flows for each of the years in the three-year period ended December 31, 1996, and the related supplemental financial statement schedule, which report appears in the Current Report on Form 8-K dated November 28, 1997 of Travelers Group Inc.

                                                       /s/ KPMG Peat Marwick LLP

New York, New York
November 28, 1997